Exhibit 10.3.3

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is dated for reference purposes as of November 24, 2014 by and between SI 34, LLC, a California limited liability company (“Landlord”), as successor in interest to Sobrato Interests, a California limited partnership (“Sobrato Interests”), and XenoPort, Inc., a Delaware corporation (“Tenant”). Landlord and Tenant may each be referred to in this Third Amendment individually as a “Party”, and collectively as the “Parties.”

RECITALS

A. Landlord and Tenant are the landlord and tenant, respectively, under that certain Lease Agreement, dated as of September 24, 2001, between Sobrato Interests and Tenant (the “Original Lease”), as amended by that certain First Amendment to Lease, dated as of February 29, 2008 (“First Amendment”), as amended by that certain Second Amendment to Lease, dated as of October 24, 2012 (“Second Amendment”), for certain premises consisting of approximately one hundred two thousand seven hundred fifty-nine (102,759) rentable square feet of building space commonly known as 3410 Central Expressway, Santa Clara, California. The Original Lease, as amended by the First Amendment and Second Amendment, is referred to in this Third Amendment as the “Existing Lease.”

B. The Existing Lease is currently scheduled to expire on August 27, 2015.

C. The Parties desire to amend the Existing Lease on the terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, Landlord and Tenant, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Definitions. From and after the Third Amendment Effective Date (defined in Section 2 of this Third Amendment), “Lease” shall mean the Existing Lease, as amended by this Third Amendment. All capitalized terms not otherwise defined in this Third Amendment shall have the meanings assigned to such terms in the Existing Lease.

2. Third Amendment Effective Date. This Third Amendment shall become effective when it has been signed by both Landlord and Tenant (the date of full execution of this Third Amendment being the “Third Amendment Effective Date”).

3. Lease Term. The Lease Term is scheduled to expire on August 27, 2015. The Lease Term is hereby extended for a period of nine (9) months, to expire on May 31, 2016 (“New Expiration Date”), subject to earlier termination as described in the Lease. Notwithstanding anything to the contrary contained in Section 34 of the Original Lease (titled HOLDING OVER) or any other provision of the Existing Lease, Tenant shall not have the right to hold over after the expiration or earlier termination of the Lease for any reason, without the future express written consent given by Landlord, which consent may be withheld by Landlord in its sole and absolute discretion. If Tenant or anyone claiming through Tenant remains in possession of any portion of the Premises beyond the expiration or sooner termination of the

Lease as to such space, or fails to surrender such space upon such expiration or earlier termination to Landlord in the condition required by the Lease, such hold over or failure shall not constitute a renewal or extension of the Lease or a month-to-month tenancy, but instead a tenancy at sufferance. If Tenant fails to vacate and surrender the Premises to Landlord in the condition required by the Lease at the expiration or sooner termination of the Lease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, judgments, costs and expenses (including attorney’s fees) which Landlord may incur as a result of such hold over and failure to surrender, including without limitation all lost rents, lost profits and lost or delayed business opportunities (including without limitation those relating to any delay or prevention in Landlord’s ability to redevelop all or any portion of the project of which the Premises is a part), and Landlord shall be entitled to all other rights and remedies available to a landlord against a tenant wrongfully holding over after the termination of the term of a lease without Landlord’s consent. Tenant acknowledges and agrees that it has no further right to extend or renew the Lease Term, and that the Option described in Section 37 of the Original Lease (titled OPTION TO EXTEND THE LEASE TERM) is hereby deleted and shall be of no further force or effect. All of Landlord’s rights and remedies under this Section 3 are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies available in law and in equity.

4. Base Monthly Rent. Installments of Base Monthly Rent due for the Premises until the Lease Term expires on the New Expiration Date shall be the same Base Monthly Rent currently in effect (i.e. One Hundred Ninety-seven Thousand Two Hundred Ninety-eight Dollars ($197,298.00)).

5. Construction Related Accessibility Standards. In accordance with California Civil Code Section 1938, Landlord hereby notifies Tenant that, except to the extent known by or previously disclosed to Tenant, Landlord has no actual knowledge of the Premises having been inspected by a Certified Access Specialist (CASp).

6. Brokers. Tenant represents that it has not utilized or contacted a real estate broker or finder with respect to this Third Amendment except for Mark Moser of Cresa Partners (“Tenant’s Broker”), who is representing Tenant. Landlord agrees to pay a commission to Tenant’s Broker in connection with this Third Amendment pursuant to a separate written agreement between Landlord and Tenant’s Broker. Except for the commission referred to in the immediately preceding sentence, Tenant agrees to indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorney fees) asserted by any broker or finder claiming through Tenant in connection with this Third Amendment.

7. Notices. Tenant hereby confirms that its current address for notices is 3410 Central Expressway, Santa Clara, California 95051. Landlord herby confirms that its current address for notices is c/o The Sobrato Organization, 10600 North DeAnza Boulevard, Suite 200, Cupertino, California 95014, Attention: Property Manager. In no event shall a change of address for a Party include a P.O. Box or other location to which notices cannot be delivered in the manner allowed by the Existing Lease. If a notice is sent in the manner required by the Existing Lease, it shall be deemed given upon receipt, refusal of delivery by the intended recipient or failure of delivery due to incorrect delivery information provided by the intended recipient to the noticing Party.

8. Effect of Third Amendment. Except as otherwise revised by this Third Amendment, all terms and conditions of the Existing Lease shall remain unchanged and in full force and effect. To the extent of any conflict between the terms of this Third Amendment and the terms of the Existing Lease, the terms of this Third Amendment shall control. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same document. Signatures to this Third Amendment created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be treated as original signatures and shall be valid and effective to bind the Party so signing. The caption and section headings of this Third Amendment are inserted for convenience of reference only and shall in no way define, describe or limit the scope or intent of this Third Amendment or any of its provisions.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be duly executed and delivered in their name and on their behalf as of the dates set forth below.

LANDLORD:				TENANT:

SI 34, LLC,				XenoPort, Inc.,
a California limited liability company				a Delaware corporation

By:	Sobrato Interests 1, a California limited partnership			By:	/s/ Ronald W. Barrett
Its:	Sole Member				Ronald W. Barrett, PhD.
Its: Chief Executive Officer

	By:	Sobrato Development Companies, LLC, a California limited liability company		Dated: 11/21/2014
	Its:	General Partner
		By:	/s/ John Michael Sobrato
John Michael Sobrato
Its: Manager

Dated: 11/24/2014

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